Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)     Registration Statements and Related Prospectuses (Forms S-3 No. 333-253532, No. 333-87063 and No. 333-107413) of AvalonBay Communities, Inc., and

(2)     Registration Statements (Forms S-8 No. 333-216221, No. 333-161258 and No. 333-16837) pertaining to AvalonBay Communities, Inc.’s Deferred Compensation Plan, AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan and AvalonBay Communities, Inc. 1994 Stock Incentive Plan, as amended and restated and 1996 Non-Qualified Employee Stock Purchase Plan, respectively, of our reports dated February 23, 2024, with respect to the consolidated financial statements of AvalonBay Communities, Inc. and the effectiveness of internal control over financial reporting of AvalonBay Communities, Inc. included in this Annual Report (Form 10-K) of AvalonBay Communities, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Tysons, Virginia
February 23, 2024